UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Canada	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

4700-80th Street

Delta, British Columbia Canada

V4K 3N3

(Address of Principal Executive Offices)

(604) 940-6012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item	1.01 Entry into a Material Definitive Agreement.

On November 2, 2020, as part consideration for the consummation of the previously announced purchase and sale agreement (the “Purchase Agreement”) between Village Farms International Inc. (the “Company” or “Village Farms”) and Emerald Health Therapeutics, Inc. (“Emerald”), increasing the Company’s ownership in Pure Sunfarms Corp. (“Pure Sunfarms”) to 100% (the “Pure Sunfarms Acquisition”), the Company entered into a C$19.9 million (US$14.5 million) secured promissory note payable to Emerald due on May 2, 2021, or six months from the consummation of the Purchase Agreement (the “Promissory Note”). Interest on the principal amount owed under the Promissory Note will accrue at the lower of (i) the maximum non-usurious rate of interest under applicable law and (ii) 12% per annum. The Promissory Note is filed hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

In order to secure the Company’s obligations under the Promissory Note, on November 2, 2020, the Company entered into a share pledge agreement (the “Share Pledge Agreement”) with Emerald and Computershare Trust Company of Canada, as collateral agent, in order to pledge 9,239,625 common shares of Pure Sunfarms to Emerald as collateral for the amounts owed by the Company under the Promissory Note. The form of Share Pledge Agreement is included as an appendix to the Promissory Note.

Item 1.02  Termination of a Material Definitive Agreement.

On November 2, 2020, in connection with the consummation of the previously announced Purchase Agreement, increasing the Company’s ownership in Pure Sunfarms to 100%, the Company and Emerald terminated the shareholders agreement, dated as of June 6, 2017 by and between the Company and Emerald, governing the business and affairs of Pure Sunfarms.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 2, 2020, the Company consummated the previously announced Pure Sunfarms Acquisition, pursuant to which the Company acquired 36,958,500 common shares of Pure Sunfarms owned by Emerald, and increasing the Company’s ownership of Pure Sunfarms to 100%. The shares were acquired for a total aggregate purchase price of C$79.9 million (US$60.0 million), satisfied through a C$60.0 million (US $45.0 million) cash payment and the Promissory Note. Prior to the Pure Sunfarms Acquisition, the Company held 58.7% of the common shares of Pure Sunfarms, with Emerald holding the remaining 41.3% of the common shares of Pure Sunfarms.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

         Registrant.

The disclosures under Item 1.01 are incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing the completion of the Pure Sunfarms Acquisition.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Secured Promissory Note by and between the Company and Emerald Health Therapeutics, Inc., dated November 2, 2020.
99.1	Press Release dated November 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020

Village Farms International, Inc.

By:	/s/ Stephen C. Ruffini
Name:	Stephen C. Ruffini
Title:	Executive Vice President and Chief Financial Officer